Exhibit 5.1

TROUTMAN SANDERS LLP

ATTORNEYS AT LAW

A LIMITED LIABILITY PARTNERSHIP

BANK OF AMERICA PLAZA

600 PEACHTREE STREET, N.E. - SUITE 5200

ATLANTA, GEORGIA 30308-2216

www.troutmansanders.com

TELEPHONE: 404-885-3000

FACSIMILE: 404-885-3900

November 16, 2005

The Southern Company

270 Peachtree Street, N.W.

Atlanta, Georgia 30303

Southern Company Capital Funding, Inc.

1403 Foulk Road, Suite 102

Wilmington, Delaware

Re: Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as counsel to The Southern Company (“Southern”) and Southern Company Capital Funding, Inc. (“Capital”) in connection with the above-referenced Registration Statement on Form S-3 (Registration Statement Nos. 333-65178, 333-65178-01, 333-65178-02 and 333-65178-03) (the “Registration Statement”) filed with the Securities and Exchange Commission (the “Commission”) relating to $250,000,000 aggregate principal amount of Capital’s Series C 5.75% Senior Notes due November 15, 2015 (the “Notes”) and Southern’s guarantee of the Notes (the “Notes Guarantee”). The Notes and the Notes Guarantee will be issued pursuant to the Senior Note Indenture dated as of February 1, 2002 among Southern, Capital and The Bank of New York, as trustee (the “Trustee”), as heretofore supplemented and amended and as further supplemented and amended by a Third Supplemental Indenture dated as of November 16, 2005 (collectively, the “Indenture”).

We have examined the Registration Statement and the Indenture, which has been filed with the Commission as an exhibit to the Registration Statement. We have also examined the originals, or duplicates or certified or conformed copies, of such records, agreements, instruments and other documents and have made such other and further investigations as we have deemed relevant and necessary in connection with the opinions expressed herein. As to questions of fact material to this opinion, we have relied upon certificates of public officials and of officers and representatives of the Southern and Capital.

ATLANTA • HONG KONG • LONDON • NEW YORK • NORFOLK • RALEIGH

RICHMOND • TYSONS CORNER • VIRGINIA BEACH • WASHINGTON, D.C.

TROUTMAN SANDERS LLP

ATTORNEYS AT LAW
A LIMITED LIABILITY PARTNERSHIP

The Southern Company

Southern Company Capital Funding, Inc.

November 16, 2005

In rendering the opinions set forth below, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as duplicates or certified or conformed copies and the authenticity of the originals of such latter documents. We have also assumed that the Indenture is the valid and legally binding obligation of the Trustee.

Based upon the foregoing, and subject to the qualifications and limitations stated herein, we are of the opinion that (i) the Notes are valid, binding and legal obligations of Capital enforceable against Capital in accordance with their terms (subject to applicable bankruptcy, insolvency, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally and to general principles of equity, whether considered in a proceeding at law or in equity) and (ii) the Notes Guarantee is a valid, binding and legal obligation of Southern enforceable against Southern in accordance with its terms (subject to applicable bankruptcy, insolvency, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally and to general principles of equity, whether considered in a proceeding at law or in equity). In rendering the foregoing opinion, with respect to matters of New York law, we have relied on the opinion of Dewey Ballantine LLP attached hereto as Annex I.

We are members of the State Bar of Georgia and we do not express any opinion herein concerning any law other than the law of the States of Georgia and Delaware and the federal law of the United States and, to the extent set forth herein, the law of the State of New York.

We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement and to the statements with respect to our name under the heading “Legal Matters” in the prospectus forming part of the Registration Statement. In giving the foregoing consent, we do not hereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Commission thereunder. This opinion may not be furnished or quoted to, or relied upon by, any other person for any purpose, without our prior written consent.

Very truly yours, /s/TROUTMAN SANDERS LLP TROUTMAN SANDERS

November 16, 2005

Troutman Sanders LLP

600 Peachtree Street, N.E.

Suite 5200

Atlanta, Georgia 30308

RE:	Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as counsel to the underwriters in connection with the Registration Statement on Form S-3, as amended (Registration Statement Nos. 333-65178, 333-65178-01, 333-65178-02 and 333-65178-03) (the “Registration Statement”), relating to $250,000,000 aggregate principal amount of Southern Company Capital Funding’s (“SoCo Capital”) Series C 5.75% Senior Notes due November 15, 2015 (the “Notes”) and The Southern Company’s (the “Company”) guarantee of the Notes (the “Notes Guarantee”). The Notes and the Notes Guarantee will be issued pursuant to a Senior Note Indenture dated as of February 1, 2002 among SoCo Capital, the Company and The Bank of New York, as trustee (the “Trustee”), as heretofore supplemented and amended and as further supplemented and amended by a Third Supplemental Indenture dated as of November 16, 2005 (the “Indenture”).

We have examined the Registration Statement and the Indenture, which has been filed with the Securities and Exchange Commission (the “Commission”) as an exhibit to the Registration Statement. We have also examined the originals, or duplicates or certified or conformed copies, of such records, agreements, instruments and other documents and have made such other and further investigations as we have deemed relevant and necessary in connection with the opinions expressed herein. As to questions of fact material to this opinion, we have relied upon certificates of public officials and of officers and representatives of SoCo Capital and the Company.

In rendering the opinions set forth below, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as duplicates or certified or conformed copies and the authenticity of the originals of such latter documents. We have also assumed that the Indenture is the valid and legally binding obligation of the Trustee.

Based upon the foregoing, and subject to the qualifications and limitations stated

November 16, 2005

herein, we are of the opinion that (i) the Notes are valid, binding and legal obligations of SoCo Capital, enforceable against SoCo Capital in accordance with their terms (subject to applicable bankruptcy, insolvency, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally and to general principles of equity, whether considered in a proceeding at law or in equity) and (ii) the Notes Guarantee is a valid, binding and legal obligation of the Company, enforceable against the Company in accordance with its terms (subject to applicable bankruptcy, insolvency, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally and to general principles of equity, whether considered in a proceeding at law or in equity).

We are members of the State Bar of New York and we do not express any opinion concerning any law other than the law of the State of New York.

This opinion is furnished solely for your benefit in connection with your rendering an opinion to the Company and SoCo Capital to be filed as Exhibit 5.1 to the Registration Statement and we hereby consent to your attaching this opinion as an annex to such opinion. This opinion may not be relied upon by you for any other purpose, or quoted to or relied upon by any other person, firm or entity for any purpose, without our prior written consent. In giving our consent to your attaching this opinion to the opinion being rendered by you, we do not thereby admit that we came within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Commission thereunder.

Very truly yours,
/s/ DEWEY BALLANTINE LLP
DEWEY BALLANTINE LLP